EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	James River Coal Company
Elizabeth M. Cook
Director of Investor Relations
(804) 780-3000

JAMES RIVER COAL COMPANY REPORTS
SECOND QUARTER 2009 OPERATING RESULTS

▪	Earnings per Share of $0.59 Compared with ($0.97) in Q-2 2008

▪	Earnings per Share of $1.61 for the Six Months Ended June 30 Compared with ($1.76) in 2008

▪	Adjusted EBITDA of $37.0 Million Compared with $3.0 Million in Q-2 2008

▪	Cash Margin Per Ton in CAPP of $25.55 Compared with $4.14 in Q-2 2008

▪	Financial Leverage Reduced from 6.1x to 3.4x Since December 31, 2008

▪	All Customer Shipments are Following Normal Historical Patterns

▪	Conference Call Slides Posted to Company Website

RICHMOND, VA., August 3, 2009 - James River Coal Company (NASDAQ: JRCC), a producer of steam and industrial-grade coal, today announced that it had net income of $16.2 million or $.59 per fully diluted share for the second quarter of 2009 and net income of $44.3 million or $1.61 per fully diluted share for the six months ended June 30, 2009.  This is compared to a net loss of $24.0 million or $.97 per fully diluted share for the second quarter of 2008 and a net loss of $40.7 million or $1.76 per fully diluted share for the six months ended June 30, 2008.

Peter T. Socha, Chairman and Chief Executive Office commented: “This was another solid quarter.  We are continuing to generate both net income and free cash flow during a weak period in the economy and the coal markets.  We will use this period to strengthen our financial position and to make prudent investments in all aspects of our company.  We believe that our shareholders will see significant benefits from these decisions as we move from today’s weak coal markets to tomorrow’s stronger coal markets.”

FINANCIAL RESULTS

The following tables show selected operating results for the quarter ended June 30, 2009 compared to the quarter ended June 30, 2008 (in 000’s except per ton amounts).

Total Results	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	Total	Total	Total	Total

Company and contractor production (tons)	2,486	2,845	5,353	5,647
Coal purchased from other sources (tons)	26	65	62	198
Total coal available to ship (tons)	2,512	2,910	5,415	5,845

Coal shipments (tons)	2,407	2,892	5,038	5,814
Coal sales revenue	$171,649	$137,703	$363,770	$275,891
Cost of coal sold	127,721	128,867	260,428	254,597
Depreciation, depletion, & amortization	15,922	17,552	30,395	34,842
Gross profit (loss)	28,006	(8,716)	72,947	(13,548)
Selling, general & administrative	10,559	8,732	19,846	16,066

Adjusted EBITDA (1)	$37,036	$3,020	$90,230	$10,675

(1)
Adjusted EBITDA is defined under "Reconciliation of Non-GAAP Measures" in this release.  Adjusted EBITDA is used to determine compliance with financial covenants in our senior secured credit facilities.

Segment Results	Three Months Ended June 30,
	2009		2008
	CAPP	Midwest	CAPP	Midwest

Company and contractor production (tons)	1,677	809	2,083	762
Coal purchased from other sources (tons)	26	-	65	-
Total coal available to ship (tons)	1,703	809	2,148	762

Coal shipments (tons)	1,601	806	2,161	731
Coal sales revenue	$144,853	26,796	$114,218	23,485
Average sales price per ton	90.48	33.25	52.85	32.13
Cost of coal sold	$103,952	23,769	$105,252	23,615
Cost of coal sold per ton	64.93	29.49	48.71	32.31

Segment Results	Six Months Ended June 30,
	2009		2008
	CAPP	Midwest	CAPP	Midwest

Company and contractor production (tons)	3,718	1,635	4,170	1,477
Coal purchased from other sources (tons)	62	-	198	-
Total coal available to ship (tons)	3,780	1,635	4,368	1,477

Coal shipments (tons)	3,445	1,593	4,358	1,456
Coal sales revenue	$312,488	51,282	$229,697	46,194
Average sales price per ton	90.71	32.19	52.71	31.73
Cost of coal sold	$215,436	44,992	$209,362	45,235
Cost of coal sold per ton	62.54	28.24	48.04	31.07

Cost Bridge	Q-1 2009 vs. Q-2 2009
	CAPP	Midwest

Beginning cash costs (Q-1 2009)	$60.46	26.97
Labor	2.37	0.31
Fixed costs (absorption)	2.44	0.55
Variable costs	-	1.40
Other	(0.34)	0.26
Ending cash costs (Q-2 2009)	$64.93	29.49

C.K. Lane, Senior Vice President and Chief Operating Officer commented: “Our operations had another excellent quarter in respect to both safety and production.  In just the last six quarters, we have cut our NFDL rate (non-fatal days lost) in half. We are also pleased that one of our two mine rescue teams won 1st place in the Kentucky Mining Institute State Mine Rescue Competition held July 30-31 in Lexington, Kentucky. We are very proud of our employees for making James River one of the safest places to work in the coal industry. Our mines continued to perform well even while we reduced our quarterly production by approximately 300,000 tons.  This reduction was implemented in order to better manage our inventories and match our contract sales. We were able to make this reduction by eliminating Saturday and third shift production and idling our operations for two additional days during the second quarter.”

LIQUIDITY AND CASH FLOW

As of June 30, 2009, the Company had available liquidity of $36.9 million calculated as follows (in millions):

Cash and Cash Equivalents	$1.9
Availability under the Revolver	35.0
Drawn under the Revolver	-
Available Liquidity	$36.9

Effective July 1, 2009, the Company is no longer required to maintain the $10.0 million minimum liquidity as defined under its senior secured credit facilities. The Company was in compliance with all of the covenants in its senior secured credit facilities as of June 30, 2009.

Major cash flow items during the quarter include $17.9 million for capital expenditures, $9.0 million to pay down our revolving credit facility and $7.0 million for a semi-annual interest payment on our bonds.

Financial Leverage, calculated as Total Liabilities divided by Shareholders Equity, has been reduced from 6.1x at December 31, 2008 to 3.4x at June 30, 2009.  This calculation is not used in any of our existing credit facilities and is provided for informational purposes only.

SALES POSITION AND MARKET COMMENTS

As of July 31, 2009, we had the following agreements to ship coal at a fixed and known price (in 000’s except per ton amounts):

	2009 Priced (1)
	As of April 30, 2009		As of July 31, 2009		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	6,655	$89.34	6,946	$88.63	291	$72.47
Midwest (2)	3,561	$34.27	3,537	$34.11	-	$-

	2010 Priced
	As of April 30, 2009		As of July 31, 2009		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	4,600	$101.74	4,782	$100.60	182	$71.65
Midwest (2)	813	$43.61	2,642	$41.47	1,829	$40.52

	2011 Priced
	As of April 30, 2009		As of July 31, 2009		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	2,350	$122.51	2,350	$122.51	-	$-
Midwest (2)	-	$-	375	$45.47	375	$45.47

	2012 Priced
	As of April 30, 2009		As of July 31, 2009		Change
	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton	Tons	Avg Price Per Ton
CAPP	350	$108.31	350	$108.31	-	$-

(1)	2009 includes all tons that have been shipped and tons with agreements for fixed prices for the remainder of the year, including carryover tons.
(2)	The prices for the Midwest in years 2009 and 2010 are minimum base price amounts adjusted for projected fuel escalators.

UPDATED GUIDANCE

The Company has previously issued forecasts of certain operating measures for 2009.  These forecasts are revised as indicated below.  In many cases they represent a range of possible outcomes and are provided to assist investors with the development of annual earnings estimates.  While the Company believes that these forecasts represent the best current estimate of management as to future events, actual events will differ from these forecasts and such differences could be material.  These forecasts are subject to the risks identified under Forward-Looking Statements below.

	2009
	Original Guidance			New Guidance

Total JRCC Operations
(In 000's except EPS and tax rate)

Adjusted EBITDA (1)	$190,000	to	$200,000	$140,000	to	$150,000
Selling, General and Administrative	$35,000			$38,000
Depreciation, Depletion and Amortization	$65,000			$64,000
Tax Rate	15%			2	% to	5%
Earnings Per Share	$3.30	to	$3.80	$2.25	to	$2.60

Capital Expenditures

Maintenance Capital	$55,000			$51,000
Federal and State Safety Mandates	10,000			10,000
Upgrade Existing Equipment Fleet	10,000			10,000
	$75,000			$71,000

Central Appalachia Operations
(In 000's except per ton amounts)

Shipments (tons)	7,400	to	7,600	7,000	to	7,100
Cash Cost (per ton)	$60.00			63.00

Midwest Operations
(In 000's except per ton amounts)

Shipments (tons)	3,561			3,100	to	3,200
Cash Cost (per ton)	$31.00			$31.00

(1)	Adjusted EBITDA is defined under “Reconciliation of Non-GAAP Measures" in this release.
Adjusted EBITDA is used to determine compliance with financial covenants in our senior secured credit facilities

Mr. Socha continued: “We are updating our 2009 guidance for two primary reasons.

First, we announced an amendment to a sales contract on May 1.  The amendment moved some higher priced tons from 2009 to 2011-12.  The amendment also priced some new tons at $70 per ton for 2009-10.  The new lower priced 2009 tons began shipping on April 1.  The net effect on our 2009 financial performance is a $26.8 million reduction in gross profit.  It should be emphasized that our higher priced tons were moved into later years, not cancelled.

Second, we have reduced our 2009 CAPP production guidance due to the soft coal market.  Beyond our existing contract portfolio, at current market prices, we would lose money on every additional ton sold.  This is not acceptable.  However, running the mines at a less than optimal level will cause an increase in our cash costs per ton.  We expect this increase to be temporary and to be reversed as we increase production in the future.”

CONFERENCE CALL, WEBCAST AND REPLAY:  The Company will hold a conference call with management to discuss the second quarter earnings on August 3, 2009 at 11:00 a.m. Eastern Time.  The conference call can be accessed by dialing 877-440-5785, or through the James River Coal Company website at http://www.jamesrivercoal.com.  International callers, please dial 719-325-4873.  A replay of the conference call will be available on the Company’s website and also by telephone, at 888-203-1112 for domestic callers.  International callers, please dial 719-457-0820: pass code 2415912.

James River Coal Company mines, processes and sells bituminous steam and industrial-grade coal primarily to electric utility companies and industrial customers.  The Company’s mining operations are managed through six operating subsidiaries located throughout eastern Kentucky and in southern Indiana.

FORWARD-LOOKING STATEMENTS: Certain statements in this press release, and other written or oral statements made by or on behalf of us are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements, particularly the information in the “Updated Guidance” section of this release, are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: changes in the demand for coal by electric utility customers; the loss of one or more of our largest customers; inability to secure new coal supply agreements or to extend existing coal supply agreements at market prices; failure to diversity our operations; failure to exploit additional coal reserves; the risk that reserve estimates are inaccurate; increased capital expenditures; encountering difficult mining conditions; increased costs of complying with mine health and safety regulations; our dependency on one railroad for transportation of a large percentage of our products; bottlenecks or other difficulties in transporting coal to our customers; delays in the development of new mining projects; increased costs of raw materials; lack of availability of financing sources; our compliance with debt covenants; the effects of litigation, regulation and competition; and the other risks detailed in our reports filed with the Securities and Exchange Commission (SEC). Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share data)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$1,908	3,324
Receivables:
Trade	43,058	33,086
Other	227	475
Total receivables	43,285	33,561
Inventories:
Coal	29,568	6,847
Materials and supplies	11,190	9,581
Total inventories	40,758	16,428
Prepaid royalties	5,210	2,803
Other current assets	4,652	5,094
Total current assets	95,813	61,210
Property, plant, and equipment, at cost:
Land	7,114	6,693
Mineral rights	230,932	229,841
Buildings, machinery and equipment	335,631	320,982
Mine development costs	39,960	39,596
Total property, plant, and equipment	613,637	597,112
Less accumulated depreciation, depletion, and amortization	270,679	252,264
Property, plant and equipment, net	342,958	344,848
Goodwill	26,492	26,492
Other assets	26,394	30,996
Total assets	$491,657	463,546

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Balance Sheets
 (in thousands, except share data)

	June 30, 2009	December 31, 2008
	(unaudited)
Liabilities and Shareholders' Equity

Current liabilities:
Current maturities of long-term debt	$-	18,000
Accounts payable	55,698	57,068
Accrued salaries, wages, and employee benefits	9,144	6,642
Workers' compensation benefits	9,300	9,300
Black lung benefits	1,539	1,539
Accrued taxes	5,403	4,457
Other current liabilities	12,156	19,165
Total current liabilities	93,240	116,171
Long-term debt, less current maturities	150,000	150,000
Other liabilities:
Noncurrent portion of workers' compensation benefits	48,629	46,477
Noncurrent portion of black lung benefits	29,698	29,029
Pension obligations	19,962	19,693
Asset retirement obligations	37,498	36,409
Other	619	529
Total other liabilities	136,406	132,137
Total liabilities	379,646	398,308

Commitments and contingencies
Shareholders' equity:
Preferred stock, $1.00 par value. Authorized 10,000,000 shares	-	-
Common stock, $.01 par value. Authorized 100,000,000 shares;
issued and outstanding 27,551,964 and 27,393,493 shares
as of June 30, 2009 and December 31, 2008, respectively	276	274
Paid-in-capital	273,985	272,366
Accumulated deficit	(143,363)	(187,712)
Accumulated other comprehensive loss	(18,887)	(19,690)
Total shareholders' equity	112,011	65,238

Total liabilities and shareholders' equity	$491,657	463,546

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months	Three Months
	Ended	Ended
	June 30, 2009	June 30, 2008

Revenues	$171,649	137,703
Cost of sales:
Cost of coal sold	127,721	128,867
Depreciation, depletion and amortization	15,922	17,552
Total cost of sales	143,643	146,419
Gross profit (loss)	28,006	(8,716)
Selling, general and administrative expenses	10,559	8,732
Total operating income (loss)	17,447	(17,448)
Interest expense	3,814	4,186
Interest income	(25)	(174)
Charges associated with repayment and amendment of debt	-	3,013
Miscellaneous income, net	(90)	(467)
Total other expense, net	3,699	6,558
Income (loss) before income taxes	13,748	(24,006)
Income tax expense (benefit)	(2,430)	-
Net income (loss)	$16,178	(24,006)
Earnings (loss) per common share
Basic earnings (loss) per common share	$0.59	(0.97)
Diluted earnings (loss) per common share	$0.59	(0.97)

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30, 2009	June 30, 2008

Revenues	$363,770	275,891
Cost of sales:
Cost of coal sold	260,428	254,597
Depreciation, depletion and amortization	30,395	34,842
Total cost of sales	290,823	289,439
Gross profit (loss)	72,947	(13,548)
Selling, general and administrative expenses	19,846	16,066
Total operating income (loss)	53,101	(29,614)
Interest expense	7,867	9,075
Interest income	(50)	(262)
Charges associated with repayment and amendment of debt	-	3,013
Miscellaneous income, net	(144)	(746)
Total other expense, net	7,673	11,080
Income (loss) before income taxes	45,428	(40,694)
Income tax expense	1,079	-
Net income (loss)	$44,349	(40,694)
Earnings (loss) per common share
Basic earnings (loss) per common share	$1.61	(1.76)
Diluted earnings (loss) per common share	$1.61	(1.76)

JAMES RIVER COAL COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months	Six Months
	Ended	Ended
	June 30, 2009	June 30, 2008
Cash flows from operating activities:
Net income (loss)	$44,349	(40,694)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation, depletion, and amortization	30,395	34,842
Accretion of asset retirement obligations	1,586	1,335
Amortization of deferred financing costs	587	753
Stock-based compensation	3,086	2,120
Gain on sale or disposal of property, plant, and equipment	-	(206)
Write-off of deferred financing costs	-	1,125
Changes in operating assets and liabilities:
Receivables	(9,724)	(148)
Inventories	(22,286)	(4,001)
Prepaid royalties and other current assets	(1,965)	285
Other assets	4,015	206
Accounts payable	(1,370)	1,749
Accrued salaries, wages, and employee benefits	2,502	1,065
Accrued taxes	(594)	(1,052)
Other current liabilities	(7,246)	744
Workers' compensation benefits	2,152	1,130
Black lung benefits	669	688
Pension obligations	1,072	(1,039)
Asset retirement obligation	(491)	(733)
Other liabilities	90	97
Net cash provided by (used in) operating activities	46,827	(1,734)
Cash flows from investing activities:
Additions to property, plant, and equipment	(30,318)	(23,483)
Proceeds from sale of property, plant, and equipment	-	1,046
Net cash used in investing activities	(30,318)	(22,437)
Cash flows from financing activities:
Borrowings under Revolver	7,500	-
Repayments under Revolver	(25,500)	-
Repayment of long-term debt	-	(21,847)
Net proceeds from issuance of common stock	-	50,023
Debt issuance costs	-	(486)
Proceeds from exercise of stock option	75	542
Net cash provided by (used in) financing activities	(17,925)	28,232
Increase (decrease) in cash	(1,416)	4,061
Cash at beginning of period	3,324	5,413
Cash at end of period	$1,908	9,474

JAMES RIVER COAL COMPANY
AND SUBSIDIARIES

Reconciliation of Non-GAPP Measures
(in thousands)
(unaudited)

EBITDA is a measure used by management to measure operating performance.  We define EBITDA as net income or loss plus interest expense (net), income tax expense (benefit) and depreciation, depletion and amortization (EBITDA), to better measure our operating performance.  We regularly use EBITDA to evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates.  In addition, we use EBITDA in evaluating acquisition targets.

Adjusted EBITDA is the amount used in several of the covenants in our senior secured credit facilities.  Adjusted EBITDA is defined as EBITDA further adjusted for certain cash and non-cash charges.  Adjusted EBITDA is used to determine compliance with financial covenants and our ability to engage in certain activities such as incurring additional debt and making certain payments.

Cash margin per ton and financial leverage are additional measures used by management to better measure our operating performance.  Cash margin per ton is a measure to evaluate a company's profitability from produced tons sold.  Cash margin per ton is defined as gross profit or loss plus depreciation, depletion and amortization divided by tons sold for the period.  Financial leverage provides a measure of our ability to meet financial obligations.  Financial leverage is defined as total liabilities divided by total equity.

EBITDA, Adjusted EBITDA and cash margin are not recognized terms under GAAP and are not an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or an alternative to cash flow from operating activities as a measure of operating liquidity.  Because not all companies use identical calculations, this presentation of EBITDA, Adjusted EBITDA and cash margin may not be comparable to other similarly titled measures of other companies.  Additionally, EBITDA and Adjusted EBITDA are not intended to be a measure of free cash flow for management’s discretionary use, as they do not reflect certain cash requirements such as tax payments, interest payments and other contractual obligations.

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2009	2008	2009	2008

Net income (loss)	$16,178	(24,006)	44,349	(40,694)
Income tax expense	(2,430)	-	1,079	-
Interest expense	3,814	4,186	7,867	9,075
Interest income	(25)	(174)	(50)	(262)
Depreciation, depletion, and amortization	15,922	17,552	30,395	34,842
EBITDA (before adjustments)	$33,459	(2,442)	83,640	2,961
Other adjustments specified
in our current debt agreement:
Charges associated with repayment of debt	-	3,013	-	3,013
Other adjustments	3,577	2,449	6,590	4,701
Adjusted EBITDA	$37,036	3,020	90,230	10,675